UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2007 (November 7, 2007)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 7, 2007, the Board of Directors of BEA Systems, Inc. (the “Company”) approved a technical amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”). Specifically, Section 6.1 of the Bylaws was amended to comply with Nasdaq Stock Market Marketplace Rule 4350(l) (the “Direct Registration Rule”). The Direct Registration Rule requires Nasdaq-listed securities to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, on and after January 1, 2008. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate. Because the Company’s Bylaws previously required that each stockholder was entitled to a physical share certificate, the Company’s Board of Directors determined that it was necessary and appropriate to amend the Company’s Bylaws to provide the Company the authority to have uncertificated shares.

Therefore, on November 7, 2007, the Board amended, effective as of such date, Section 6.1 of the Bylaws to provide that the Company’s Board of Directors, by resolution, may provide that some or all of any or all classes or series of the Company’s stock may be represented by uncertificated shares, and such a resolution would not apply to shares represented by a certificate until it is surrendered. Section 6.3 of the Bylaws was amended to make a technical change to conform to the amended Section 6.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	First Amendment to BEA Systems, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: November 14, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to BEA Systems, Inc. Amended and Restated Bylaws